UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 29, 2018 (November 29, 2018)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 HaTokhen Street

Caesarea Industrial Park

38900, Israel

(Address of Principal Executive Offices)

972-4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Amendment to Amended and Restated 2012 Equity Incentive Plan

On November 29, 2018, DarioHealth Corp. (the “Company”) held its 2018 Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment to the Company's Amended and Restated 2012 Equity Incentive Plan (the “2012 Plan Amendment”), increasing the number of shares authorized for issuance under the Company's Amended and Restated 2012 Equity Incentive Plan by 2,500,000 shares from 5,373,000 to 7,873,000. The 2012 Plan Amendment previously had been approved, subject to stockholder approval, by the Company’s Board of Directors on October 7, 2018. The Company’s officers and directors are among the persons eligible to receive awards under the 2012 Plan Amendment in accordance with the terms and conditions thereunder.

The description of the 2012 Plan Amendment is qualified in its entirety by reference to the full text of the 2012 Plan Amendment a copy of which is attached as Exhibit 10.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting, the Company’s stockholders approved an amendment to Article 3, Section 3.3 of the Company’s bylaws (the “Bylaws”), which became effective upon such approval, to provide stockholders with the right to remove a director with or without cause by a vote of the majority of the stockholders entitled to vote at a meeting of the stockholders (the “Bylaw Amendment”). The Bylaws previously provided that stockholders could only remove a director for cause by a vote of 66 2/3% of the stockholders entitled to vote at a meeting of the stockholders.

A copy of the Bylaw Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The final voting results of the Special Meeting held on November 29, 2018 are set forth below. Stockholders voted on the following proposals:

Proposal No. 1 — Private Placement Proposal.

The stockholders approved, for purposes of Nasdaq Listing Rule 5635(d), the conversion of 1,890,257 shares of the Company’s Series D Convertible Preferred Stock (the “Series D Preferred Stock”), which was issued pursuant to a private placement transaction that closed on September 13, 2018 and September 26, 2018, into an aggregate of 7,561,028 shares of common stock based on a conversion price of $0.90 per share (the “Private Placement Proposal”). The Private Placement Proposal required the affirmative vote of a majority of the stockholders entitled to vote at a meeting of the stockholders. The votes were as follows:

For(1)	Against	Abstain	Broker Non-Votes
17,312,460	82,732	65,475	-

(1) Holders of 5,764,666 shares of common stock indicated that they purchased such shares of common stock in the private placement offering that closed on September 13, 2018 and September 26, 2018, and therefore were not counted in determining whether or not the Private Placement Proposal was approved.

Proposal No. 2 — Incentive Plan Proposal.

The stockholders approved the 2012 Plan Amendment. The 2012 Plan Amendment proposal required the affirmative vote of a majority of the stockholders entitled to vote at a meeting of the stockholders. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
17,017,811	213,387	229,469	-

Proposal No. 3 — Bylaw Amendment Proposal.

The stockholders approved the Bylaw Amendment. The Bylaw Amendment required the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the stockholders entitled to vote at a meeting of the stockholders. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
17,414,407	40,772	5,488	-

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendment No. 1 to the Company’s Bylaws.
10.1	Amendment to the Company’s Amended and Restated 2012 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2018	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
Name: Zvi Ben David
Title: Chief Financial Officer, Treasurer and Secretary